Exhibit 99.1

MRC Global Announces Fourth Quarter and Full Year 2024

Earnings Release, Conference Call and Webcast Dates

HOUSTON, TX – March 12, 2025 – MRC Global Inc. (NYSE: MRC) will release its financial results for the fourth quarter and full year 2024 on March 14, 2025, before the market opens. The company will also host its conference call to discuss these financial results.

What:	MRC Global Fourth Quarter and Full Year 2024 Earnings Conference Call and Webcast

When:	Friday, March 14, 2025, at 10:00 a.m. Eastern / 9:00 a.m. Central

How:	Via phone – Dial 201-689-8261 and ask for the MRC Global call prior to the start time, or Via webcast – Visit our website http://www.mrcglobal.com in the investor relations section

A replay of the call will be available through March 28, 2025, by dialing 201-612-7415 using passcode 13752336#. An archive of the webcast will be available shortly after the call at www.mrcglobal.com for 90 days.

Annual Meeting Date Announced

MRC Global also announced that its 2025 Annual Meeting of Stockholders will be held virtually on Thursday, May 29, 2025, at 10:00 a.m. More information will be provided when the company files its proxy statement with respect to the meeting.

About MRC Global Inc.

Headquartered in Houston, Texas, MRC Global (NYSE: MRC) is the leading global distributor of pipe, valves, fittings (PVF) and other infrastructure products and services to diversified end-markets including the gas utilities, downstream, industrial and energy transition, and production and transmission infrastructure sectors. With over 100 years of experience, MRC Global has provided customers with innovative supply chain solutions, technical product expertise and a robust digital platform from a worldwide network of over 200 locations including valve and engineering centers. The company’s unmatched quality assurance program offers over 300,000 SKUs from over 8,500 suppliers, simplifying the supply chain for approximately 10,000 customers. Find out more at www.mrcglobal.com.

Contact:

Monica Broughton VP, Investor Relations & Treasury
MRC Global Inc.
Monica.Broughton@mrcglobal.com
832-308-2847

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